SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
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Adverum Biotechnologies, Inc.
(Name of registrant as specified in its charter)

THE SONIC FUND II, L.P.
LAWRENCE KAM
JEAN BENNETT
JODI COOK
HERBERT HUGHES

 (Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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[  ] Fee paid previously with preliminary materials:
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] Check box if any part of the fee is offset as provided by Exchange Act
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(4) Date Filed:

The Sonic Fund II, L.P., together with the other participants named herein (collectively, “Sonic”), has filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees for the Board of Directors of Adverum Biotechnologies, Inc., a Delaware corporation (the “Issuer”) at the Issuer’s 2021 annual meeting of stockholders.

On May 11, 2021, Sonic and its affiliates issued the following press release:
THE SONIC FUND II, L.P. ISSUES STATEMENT TO ADVERUM STOCKHOLDERS

Honolulu, HI – May 11, 2021 – The Sonic Fund II, L.P. (“Sonic”), which beneficially owns approximately 6.8% of the outstanding common stock of Adverum Biotechnologies, Inc. (NASDAQ: ADVM) (the “Company” or “Adverum”), today issued the following statement regarding the Company’s upcoming 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), which will be held on Wednesday, May 12, 2021.
“It has come to our attention that one or more Adverum stockholders were left with the impression, following discussions with Adverum’s representatives, that Adverum’s management is prepared to resign if Sonic’s three nominees are elected to the Board. Sonic believes that all stockholders are entitled to discount that fear to zero unless Adverum makes public disclosure to all stockholders addressing management’s actual plans. We remind stockholders that Delaware law imposes fiduciary responsibilities on corporate officers, and hope that stockholders will see through any last-ditch tactic to thwart an improved Board. If elected, our fully independent nominees are each committed to working collaboratively and constructively with the rest of the Board and management from day one – with the sole goals of maximizing stockholder value and delivering critical patient care.”
For more information, please visit www.SaveAdverum.com.

VOTE ON THE GREEN PROXY CARD TODAY

If you have voted a white card from Adverum, a later-dated Green card will revoke that vote

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting, LLC, which is assisting us, at its address and toll-free number listed on the following page. For more information, fellow stockholders can visit our website at https://www.saveadverum.com/investor-materials.”

If you have any questions regarding your GREEN proxy card or need assistance in voting your shares, please contact

Saratoga Proxy Consulting, LLC
520 8th Avenue
New York, NY 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers call: (212) 257-1311
info@saratogaproxy.com

Contacts
Investors:

Saratoga Proxy Consulting LLC
John Ferguson / Ann Marie Mellone 212-257-1311
jferguson@saratogaproxy.com / amellone@saratogaproxy.com

Media:
Sloane & Company
Joe Germani / Sarah Braunstein
jgermani@sloanepr.com / sbraunstein@sloanepr.com